SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report:  January 14, 2010

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Concourse Parkway, Suite 500, Atlanta, GA	30328
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On January 14, 2010, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”) entered into a First Amendment to Employment Agreement (the “Amendment”) with Mr. Iain A. McCready (the “Executive”) pursuant to which the Company amended the Employment Agreement (the “Employment Agreement”) entered into on June 10, 2008, by and between the Company and the Executive. Under the terms of the Amendment, the Company shall compensate the Executive for his services as Chief Executive Officer of the Company. Mr McCready also serves as Chairman of the Company’s board of directors (the “Board”) but receives no additional compensation for those services. The summaries of the Employment Agreement and of the Amendment provided herein are qualified in their entirety by the terms of each agreement, which are fully set forth and attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, which are incorporated by reference herein.

Pursuant to the terms of the Amendment, the Executive’s term of employment was extended from two (2) to four (4) years commencing on May 29, 2008 and ending on May 29, 2012, unless earlier terminated as provided in the Employment Agreement.

Pursuant to terms of the Employment Agreement, the Company agreed to pay the Executive a base salary at an annual rate equal to One Hundred Sixty Thousand British Pounds Sterling (₤160,000) (the “Base Salary”). Under the terms of the Amendment, the Company and the Executive ratified the temporary reduction in the Base Salary, for the period from April 1, 2009 through December 31, 2009, to an annual rate of One Hundred Forty Four Thousand British Pounds Sterling (₤144,000), which returned to One Hundred Sixty Thousand British Pounds Sterling (₤160,000) as of January 1, 2010.

Pursuant to terms of the Employment Agreement the Company agreed to pay the Executive annual incentive bonus compensation equal to (a) Twenty Thousand British Pounds Sterling (₤20,000) and (b) up to thirty-seven and one-half percent (37.5%) of the Base Salary for each year based upon objectives determined by the Board or the Compensation Committee thereof in its sole discretion.  Pursuant to the terms of the Amendment, the Executive’s annual incentive bonus compensation paid in the past for the first year was ratified and future incentive compensation was clarified. The Amendment ratified the incentive bonus payments made to the Executive of Twenty Thousand British Pounds Sterling (₤20,000) and Thirty Thousand British Pounds Sterling (₤30,000) earned in the first year. For the second, third and fourth years, the incentive compensation was amended to provide for incentive compensation payments of up to fifty percent (50%) of the Base Salary for each year based upon objectives determined by the Board or the Compensation Committee thereof in its sole discretion.

Pursuant to terms of the Employment Agreement, the Executive is also entitled to receive a sales bonus equal to the product of 0.025 and the total amount of cash and fair market value (on the date of payment) of all property paid or payable (including amounts paid in escrow) to the Company in connection with a Sale Transaction (as defined in the Employment Agreement) (the “Sale Proceeds”) so long as certain conditions are met as set forth in the Employment Agreement; provided, however, that in calculating such sales bonus, such Sale Proceeds shall be deemed not to exceed Two Hundred Million Dollars ($200,000,000).  Under the terms of the Amendment, the sales bonus was extended and may be earned by the Executive until May 29, 2012.

Pursuant to the terms of the Amendment, the Company, subject to approval of the Board or the Stock Option Committee thereof, agreed to issue to the Executive an option to acquire Eighteen Million (18,000,000) shares of the Common Stock at a per share exercise price to be determined prior to or upon the date of the grant (the “Third Option”). The Third Option shall vest in equal monthly increments of Seven Hundred Fifty Thousand (750,000) shares on the 29th day of each month commencing on June 29, 2010, subject to the continued employment of the Executive with the Company on such dates, such that the Third Option is vested and exercisable, with respect to one hundred percent (100%) of the shares subject to the Third Option, as of May 29, 2012. Upon the occurrence of a Sale Transaction or Change in Control (as defined in the Amendment) all such unvested options immediately shall be vested and exercisable.

All other terms and conditions in the Employment Agreement not revised in the Amendment remain in full force and effect.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 herein above.

ITEM 8.01.  OTHER EVENTS

On January 20, 2010 the Company issued a press release (the “Press Release”) announcing the Amendment. A copy of the Press Release has been furnished with this Current Report on Form 8-K and is attached hereto as Exhibit 99.1, which is hereby incorporated by reference herein in its entirety.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 10.1	Employment Agreement, dated June 10, 2008, by and between NeoMedia Technologies, Inc. and Iain McCready	Filed as Exhibit 10.1 to Form 8-K on June 16, 2008

Exhibit 10.2	First Amendment to Employment Agreement, effective January 1, 2010, by and between NeoMedia Technologies, Inc. and Iain McCready	Provided herewith

Exhibit 99.1	Press Release, dated January 20, 2010	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOMEDIA TECHNOLGIES, INC.

Date: January 20, 2010	By:	/s/ Michael W. Zima
	Name:	Michael W. Zima
	Its:	Chief Financial Officer